UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-2077231
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (if applicable): 333-123015

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

SpongeTech Delivery Systems, Inc. (the “Registrant”) is authorized to issue 3,000,000,000 shares of common stock, $.001 par value per share (“Common Stock”).

Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the holders of the Registrant’s Common Stock at meetings of the Registrant’s stockholders.  Holders of Common Stock vote, with respect to certain matters, together with the holders of the Registrant’s Class B Stock, $0.001 par value per share, of which there are 28,000,000 shares authorized (the “Class B Stock”) as a single class, subject to any voting rights granted to holders of the Registrant’s preferred stock, $0.001 par value per share.  Holders of the Registrant’s Class B Stock are entitled to one hundred (100) votes in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation.

Holders of the Registrant’s Common Stock:

1. Have equal ratable rights to dividends from funds legally available therefore, if declared by the Registrant’s board of directors;

2. Are entitled to share ratably in all of the Registrant’s assets available for distribution to holders of Common Stock upon the Registrant’s liquidation, dissolution or winding up;

3. Do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

4. Are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of the Registrant’s stockholders. Cumulative voting for the election of directors is not provided for in the Registrant’s certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

The Registrant may not effect or consummate (a) any merger or consolidation of the Registrant with or into any other corporation; (b) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Registrant to or with any other person; or (c) any dissolution of the Registrant, unless and until such transaction is authorized by the vote, if any, required by Delaware law; and unless and until such transaction is authorized by a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class, but the foregoing shall not apply to any merger or other transaction described in (a) and (b) above if the other party to the merger or other transaction is a “Subsidiary” of the Registrant. “Subsidiary” is defined in the Registrant’s certificate of incorporation as any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Registrant; and a “person” is any individual, partnership, corporation or entity.

Item 2.  Exhibits

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Spongetech Delivery Systems, Inc. filed March 6, 2007 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-QSB filed on April 16, 2007).

3.2	Certificate of Amendment to Certificate of Incorporation filed March 7, 2008 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-QSB filed April 15, 2008).

3.3	Certificate of Amendment to Certificate of Incorporation filed July 16, 2008 (filed herewith)

3.4	Certificate of Amendment to Certificate of Incorporation filed October 8, 2008 (incorporated herein by reference to Exhibit 3.14 of the Company’s Quarterly Report on Form 10-Q filed October 15, 2008).

3.5
Certificate of Amendment to Certificate of Incorporation filed December 12, 2008 (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed January 14, 2009).

3.6	Certificate of Amendment to Certificate of Incorporation filed March 10, 2009 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed March 19, 2009).

3.7	Certificate of Amendment to Certificate of Incorporation filed April 13, 2009 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed April 17, 2009).

3.8	Certificate of Amendment to Certificate of Incorporation filed May 19, 2009 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 26, 2009).

3.9	Certificate of Amendment to Certificate of Incorporation filed June 24, 2009 (filed herewith).

3.10	Certificate of Amendment to Certificate of Incorporation filed August 13, 2009 (filed herewith).

3.11	Certificate of Amendment to Certificate of Incorporation filed August 21, 2009 (filed herewith).

3.12
Certificate of Correction to Certificate of Amendment to Certificate of Incorporation filed August 28, 2009 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed September 8, 2009).

3.13	Certificate of Amendment to Certificate of Incorporation filed September 9, 2009 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed September 11, 2009).

3.14
Certificate of Correction to Certificate of Amendment to Certificate of Incorporation of the Company filed September 21, 2009 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed September 25, 2009)

3.15
Certificate of Correction to Certificate of Amendment to Certificate of Incorporation of the Company filed September 21, 2009. (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed September 25, 2009)

3.16
Certificate of Amendment to Certificate of Incorporation of the Company filed September 21, 2009 (incorporated herein by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed September 25, 2009)

3.17	By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 (File No. 333-100925) filed November 1, 2002).

4.1	Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form SB-2 (File No. 333-100925) filed November 1, 2002).

4.2	The Spongetech Delivery Systems, Inc. 2007 Incentive Stock Plan (incorporated herein by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-KSB filed on August 29, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPONGETECH DELIVERY SYSTEMS, INC.
(Registrant)

Date: September 28, 2008	By:	/s/ Michael Metter
Michael Metter
Chief Executive Officer